UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2022

Infrastructure & Energy Alternatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37796	47-4787177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 688-3775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The Nasdaq Stock Market LLC
Warrants for Common Stock	IEAWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2022, Infrastructure and Energy Alternatives, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted to, among other things, approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and Article VIII of the Company’s Amended and Restated By Laws (the “By Laws”) to eliminate supermajority voting standards set forth therein. These amendments were reflected in the Company’s Third Amended and Restated Certificate of Incorporation (the “Amended Charter”), which was filed with the Delaware Secretary of State and became effective on May 5, 2022, and the Company’s Second Amended and Restated By Laws (the “Amended By Laws”), which also became effective on May 5, 2022. In addition to the amendments to eliminate supermajority voting standards, the Amended Charter and Amended By Laws also include ministerial changes to certain contractual limitations, defined terms and references, and the manner in which the Chairman of the Board is designated. The Amended Charter also integrates prior amendments. The foregoing summary of the amendments is qualified in its entirety by the Amended Charter and Amended By Laws, copies of which, marked to show the amendments, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Prior to filing the Amended Charter, the Company filed certificates of elimination (the “Certificates of Elimination”) with the Delaware Secretary of State to eliminate from the Charter all matters set forth in the Certificates of Designations for the Company’s Series A, B-1, B-2, and B-3 Preferred Stock, no shares of which remain outstanding. The Certificates of Elimination became effective May 5, 2022. Copies of the Certificates of Elimination are filed as Exhibits 3.3 through 3.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Voting Results

At the Annual Meeting, which was held on May 5, 2022, a total of 40,650,767 shares of the Company’s common stock (the “Common Stock”), representing 84.6% of the total shares of Common Stock outstanding and eligible to vote as of the record date, were represented in person or by valid proxies. This percentage constituted a quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting were as follows (capitalized terms used but not defined herein have the meaning given to such terms in the Proxy Statement):

Proposal 1: Stockholders elected the following nominees to serve as Class II directors by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
John Paul Roehm	36,213,929	389,523	4,047,315
Terence Montgomery	28,051,401	8,552,051	4,047,315

Proposal 2: Stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
35,951,369	598,450	53,633	4,047,315

Proposal 3: Stockholders did not approve amendments to Section 9.15 of the By Laws to remove heightened voting standards by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,388,100	180,332	35,020	4,047,315

Proposal 4: As described in Item 5.03 above, stockholders approved amendments to the Charter and Article VIII of the By Laws to remove supermajority voting standards prescribed thereby by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
36,396,750	174,674	32,028	4,047,315

Proposal 5: Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountant for the year ending December 31, 2022 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,533,934	83,264	33,569	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Infrastructure and Energy Alternatives, Inc., effective May 5, 2022.
3.2	Second Amended and Restated By Laws of Infrastructure and Energy Alternatives, Inc., effective May 5, 2022.
3.3	Certificate of Elimination of the Series A Preferred Stock of Infrastructure and Energy Alternatives, Inc., effective May 5, 2022.
3.4	Certificate of Elimination of the Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc., effective May 5, 2022.
3.5	Certificate of Elimination of the Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc., effective May 5, 2022.
3.6	Certificate of Elimination of the Series B-3 Preferred Stock of Infrastructure and Energy Alternatives, Inc., effective May 5, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2022

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Erin J. Roth
	Name:	Erin J. Roth
	Title:	Executive VP, General Counsel and Corporate Secretary